Exhibit 99.2

SECOND AMENDED AND RESTATED BY-LAWS

OF

HENRY SCHEIN, INC.

ARTICLE I.

OFFICES

A registered office shall be established and maintained in the State of Delaware as required by law. The Corporation may have an office or offices, either within or without the State of Delaware, at such other place or places as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. Annual meetings of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors from time to time by resolution shall determine.

Section 2. Voting. Except as otherwise required by the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), each stockholder entitled to vote at a meeting shall be entitled to one vote for each share of stock held by such stockholder. A stockholder may vote in person or by proxy; provided, however, that no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. Directors shall be elected in accordance with Article III Section 1 of these By-Laws. All other action shall be authorized by the affirmative vote of the majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless a different or minimum vote is required by the Restated Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

Section 3. List of Stockholders. A complete list of the stockholders entitled to vote at each meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 4. Quorum. Except as otherwise required by law or by the Restated Certificate of Incorporation, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. Except as otherwise required by law, in case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than an announcement of the time and place of the adjourned meeting at the meeting at which an adjournment is taken, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting; provided, however, that only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is set for the meeting.

Section 5. Special Meetings. Except as otherwise provided by the Restated Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, or by resolution adopted by the affirmative vote of a majority of the Board of Directors.

(a) A special meeting of stockholders shall be called by the Board of Directors upon written request to the Secretary by the record holder or holders of at least 10% of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”) who have complied in full with the requirements set forth in these By-laws (such request, a “Stockholder Meeting Request”). A special meeting of stockholders may be held at such date, time and place, if any, within or without the State of Delaware as may be designated by the Board of Directors; provided, however, that the date of any such special meeting called upon the receipt of a Stockholder Meeting Request shall be not more than ninety (90) days after the Special Meeting Request is received by the Secretary. In fixing a date, time and place, if any, for any special meeting of stockholders, the Board of Directors may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting and any plan of the Board of Directors to call an annual meeting or special meeting. The Corporation may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

(b) A Stockholder Meeting Request shall be delivered to the Secretary and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a written notice setting forth the information required by Section 6(b) of this Article II as to the business proposed to be conducted at the special meeting and as to the stockholder(s) proposing such business, and/or as to any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such nominations. In addition to the foregoing, a Stockholder Meeting Request must include (x) an acknowledgment of the requesting stockholder(s) that any disposition by such stockholder(s) after the date of the Stockholder Meeting Request of any shares of the Corporation’s common stock shall be deemed a revocation of the Stockholder Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied, and (y) a commitment by such stockholder(s) to continue to satisfy the Requisite Percentage through the date of the requested special meeting of stockholders and to notify the Corporation upon any disposition of any shares of the Corporation’s common stock. The requesting stockholder(s) shall certify in writing on the day prior to the requested special meeting of stockholders as to whether the requesting stockholder(s) continue to satisfy the Requisite Percentage. In addition to the foregoing, the requesting stockholder(s) shall promptly provide any other information reasonably requested by the Corporation.

(c) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Stockholder Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary. If, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the requesting stockholder(s) who submitted the Special Meeting Request appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(d) At any special meeting requested by stockholders, the business transacted shall be limited to the purpose(s) stated in the Stockholder Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted.

Section 6. Notice of Meetings; Waivers.

(a) Written notice, stating the place, if any, date and time of any meeting of stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be given to each stockholder entitled to vote thereat, not less than then (10) nor more than sixty (60) days before the date of the meeting, except as otherwise required by law, the Restated Certificate of Incorporation or these By-Laws. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

(b) Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with the provisions of the Restated Certificate of Incorporation and these By-Laws. In order to be properly brought before the meeting, such business must have either been (i) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (ii) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (iii) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (iii) of this Section 6(b) must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary of the Corporation, in the case of business to be brought before a special meeting of stockholders, not more than ten (10) days after the date of the initial notice referred to in clause (i) of this Section 6(b), and, in the case of business to be brought before an annual meeting of stockholders, not less than ten (10) days prior to the first anniversary date of the initial notice referred to in clause (i) of this Section 6(b) of the previous year’s annual meeting; provided, however, that such notice shall not be required to be given more than seventy-five (75) days prior to an annual meeting of stockholders. Such notice referred to in clause (iii) of this Section 6(b) shall set forth (A) a full description of each such item of business proposed to be brought before the meeting, (B) the name and address of the person proposing to bring such business before the meeting, (C) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (D) if any item of such business involves a nomination for director(s), all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor thereto, and the written consent of each such nominee to serve if elected, and (E) if applicable, all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business were a participant in a solicitation subject to Section 14 of the Exchange Act, or any successor thereto. No business shall be brought before any annual or special meeting of stockholders of the Corporation otherwise than as provided in this Section 6(b).

(c) Whenever any notice whatsoever is required to be given to stockholders under the provisions of any law, or pursuant to the Restated Certificate of Incorporation or these By-Laws, a waiver thereof, given by the stockholder or stockholders entitled to said notice in writing or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of stockholders need be specified in any waiver of notice.

Section 7. Action Without Meeting. Unless otherwise provided by the Restated Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 8. Organization. The Chairman of the Board of Directors shall preside at all meetings of stockholders. In the absence of, or in case of a vacancy in the office of, the Chairman of the Board of Directors, the President, or in his or her absence, such officer as the Board of Directors shall from time to time determine, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders and in the Secretary’s absence, the presiding officer may appoint a secretary.

Section 9. Stockholders Record Date for Meetings and Entitlement to Rights.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 10. Action by Written Consent.

(a) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 10(a)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 10(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 10(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b) In the event of the delivery, in the manner provided by this Section 10 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 10(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 10 a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 10 and applicable law, and not revoked.

Section 11. Conduct of Meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III.

DIRECTORS

Section 1. Number and Term.

(a) The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. Subject to the provisions of the Restated Certificate of Incorporation, the number of directors constituting the Board of Directors shall be determined from time to time by resolution of the Board of Directors. Except as provided in Section 3 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. For purposes of this Section, abstentions and broker non-votes shall not be votes cast. If a nominee for director is not elected and the nominee is an incumbent director, that director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

(b) If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 3 of this Article or may decrease the size of the Board of Directors pursuant to the provisions of this Section and the Restated Certificate of Incorporation.

(c) Subject to the provisions of the Restated Certificate of Incorporation, the directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified. Directors need not be stockholders of the Corporation.

Section 2. Resignations. Any director may resign at any time by delivering his or her resignation in writing or by electronic transmission which shall specify whether it will be effective at a particular time, upon receipt by the President or the Secretary of the Corporation or at the pleasure of the Board of Directors, and if no time be specified at the time of its receipt by the President or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective unless such resignation provides otherwise.

Section 3. Vacancies. Newly created directorships resulting from any increase in the number of directors and any other vacancies on the Board of Directors, whether resulting from death, disability, resignation, disqualification, removal or any other circumstances, shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until such director’s successor shall have been elected and qualified.

Section 4. Removal.

(a) Except as hereinafter provided, any director or directors may be removed with or without cause at any time by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote on the matter and the vacancies thus created may be filled, at the meeting held for the purpose of removal or by the consent effecting such removal, by the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares entitled to vote on such matter.

(b) If the holders of any class or series are entitled to elect one or more directors pursuant to the provisions of the Restated Certificate of Incorporation, the provisions of the foregoing paragraph shall apply, in respect of the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

Section 5. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law or by the Restated Certificate of Incorporation or by these By-Laws conferred upon or reserved to the stockholders.

Section 6. Committees. The Corporation elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware. The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-Laws.

Section 7. Meetings.

(a) Regular meetings of the Board shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given.

(b) Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the Secretary on the written request of any director. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by email, telecopy or other form of electronic transmission, or be given personally or by telephone, not later than the day before the meeting is to be held. Every such notice shall state the time and place but need not state the purpose of the meeting. A waiver, given by the director in writing or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the directors need be specified in any waiver of notice.

(c) Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 8. Quorum and Voting. Except as otherwise provided in these By-Laws, a majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting at which an adjournment is taken. Except as otherwise required by law, by the Restated Certificate of Incorporation or by these By-Laws, any action required to be taken by the Board shall be authorized by a vote of a majority of the directors present at any meeting at which a quorum is present.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a consent in writing or by electronic transmission thereto is signed or given by all members of the Board or of such committee, as the case may be, and such written consent or consents and such electronic transmissions are filed with the minutes of proceedings of the Board or committee.

Section 10. Compensation of Directors. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of the committees of the Board, or both, as the Board shall from time to time by resolution determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Noting contained in this Section shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV.

OFFICERS

Section 1. Officers. The officers of the Corporation shall include the President, the Secretary, and the Treasurer and such other officers, including a Chairman, one or more Vice Presidents and Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time deem necessary, each of whom shall have such duties, powers and functions as provided in these By-laws and as may be determined from time to time by resolution of the Board of Directors. More than one office may be held by the same person. None of the officers of the Corporation need be directors.

Section 2. Election and Term of Office. Each officer shall be elected by the Board of Directors to hold office until the next annual meeting of the Board of Directors and until his or her successor shall be elected and qualified, or until such earlier date as shall be prescribed by the Board of Directors at the time of his or her election or until an earlier resignation or removal from office. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by vote of a majority of the Board of Directors.

Section 3. Resignations. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board of Directors of the Corporation. The acceptance of a resignation shall not be necessary to make it effective unless such resignation provides otherwise.

Section 4. Vacancies. In the event of the resignation, removal or other displacement from office of an officer elected by the Board of Directors, the Board, in its sole discretion, may elect a successor to fill the unexpired term.

Section 5. Chairman. The Chairman, if one be elected, shall preside at all meetings of the Board of Directors when present, and preside as Chairman at all meetings of the stockholders. The Chairman shall, in the absence or incapacity of the President, perform all duties and functions and exercise all the powers of the President. The Chairman shall also have such other powers and perform such other duties required by law or by these By-Laws or as the Board of Directors may from time to time determine.

Section 6. President. The President shall have general direction over the day-to-day business of the Corporation, subject to the control and direction of the Board of Directors. In the absence of the Chairman, the President shall preside at all meetings of the Board of Directors and of the stockholders. The President shall, in the absence or incapacity of the Chairman, perform all duties and functions and exercise all the powers of the Chairman. The President shall also have such other powers and perform such other duties required by law or by these By-Laws or as the Board of Directors may from time to time determine.

Section 7. Other Officers. Each of the Corporation’s other officers shall have such powers and perform such duties pertaining to his or her office as from time to time may be assigned to him or her by the Board of Directors or be delegated to him or her by the Chairman or by the President or as may be required by law, by these By-Laws or by the Corporation’s Restated Certificate of Incorporation.

Section 8. Designated Officers.

(a) Either the Chairman or the President, or both, as the Board of Directors may designate, shall be the Chief Executive Officer of the Corporation. The officer so designated shall have, in addition to the powers and duties applicable to his or her office set forth in this Article IV, general and active supervision and direction over the business and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the control of the Board of Directors. The Chief Executive Officer shall also have such other powers and duties incident to the designated position of Chief Executive Officer as the Board of Directors may from time to time by resolution determine. Any reference to the Chief Executive Officer in these By-Laws shall be deemed to mean, if there is a Co-Chief Executive Officer, either Co-Chief Executive Officer, each of whom may exercise the full powers and authorities of the designated position of Chief Executive Officer.

(b) The Board of Directors may from time to time designate officers to serve as Chief Financial Officer, Chief Accounting Officer and other such designated positions and to fulfill the responsibilities of such designated positions in addition to the powers and duties applicable to his or her office as set forth in this Article IV. Such designated officers shall also have such other powers and duties incident to his or her designated position as the Board of Directors may from time to time by resolution determine.

ARTICLE V.

MISCELLANEOUS

Section 1. Certificate of Stock.

(a) The certificates of shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The Board of Directors, by resolution, may provide that some or all of any or all classes or series of stock shall be uncertificated shares. The certificates shall be signed by any two authorized officers of the Corporation, including, without limitation, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, if they be elected, the President, any Vice President, the Secretary, the Assistant Secretary, the Treasurer and any Assistant Treasurer. Each certificate of stock shall certify the number of shares owned by the stockholder in the Corporation.

(b) A facsimile of the seal of the Corporation and of the signatures of the officers named in this Section may be used in connection with the certificates of shares of stock of the Corporation. In the event any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person was an officer at the date of issue.

Section 2. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

Section 3. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, if any, shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates, if any, shall thereupon be issued. Any transfer of stock shall require that the stock certificate, if any, be duly executed for transfer or shall require the delivery of a stock power or other instrument or direction of transfer with respect to either certificated or uncertificated shares. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 4. Dividends. Subject to the provisions of the Restated Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the shares of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 5. Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words ‘CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 8. Transfer Agents and Registrars. The Board by resolution may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VI.

AMENDMENTS

These By-Laws may be amended or repealed and any By-Laws may be adopted at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed amendment or repeal, or By-Law or By-Laws to be adopted, be contained in that notice of such special meeting, by the affirmative vote of holders of at least two-thirds in voting power of the shares of the stock issued and outstanding and entitled to vote thereat, or at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed amendment or repeal, or By-Law or By-Laws to be adopted, be contained in the notice of such special meeting, by the affirmative vote of at least two-thirds of the Board of Directors.

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